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As filed with the Securities and Exchange Commission on November 12, 2004

Registration No. 333-119371

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CUBIST PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	22-3192085 (I.R.S. Employer Identification No.)

65 Hayden Avenue
Lexington, MA 02421
(781) 860-8660
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael W. Bonney
President and Chief Executive Officer
CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421
(781) 860-8660
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Julio E. Vega, Esq.
Matthew J. Cushing, Esq.
BINGHAM MCCUTCHEN LLP
150 Federal Street
Boston, MA 02110
(617) 951-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT A SOLICITATION OF AN OFFER TO BUY IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2004

PROSPECTUS

CUBIST PHARMACEUTICALS, INC.

$100,000,000

Common Stock, $.001 Par Value

        The shares of common stock of Cubist Pharmaceuticals, Inc. covered by this prospectus may be offered and sold to the public by Cubist from time to time in one or more issuances.

        Our common stock is quoted on the Nasdaq National Market under the symbol "CBST." The closing bid price of our common stock on the Nasdaq National Market on November 11, 2004 was $11.90 per share.

        This prospectus provides you with a general description of the shares that we may offer. Each time we sell shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

        We will sell the shares to underwriters or dealers, through agents, or directly to investors.

Investing in these securities involves risks. See "Risk Factors" beginning on page 4.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2004

        Cubist and Cubicin are our registered trademarks. This prospectus contains trademarks and trade names of other companies.

        We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. Neither this prospectus nor any prospectus supplement is an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction where an offer or solicitation is not permitted. No sale made pursuant to this prospectus shall, under any circumstances, create any implication that there has not been any change in our affairs since the date of this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under the shelf process, we may, from time to time, issue and sell to the public any part or all of the shares described in the registration statement in one or more offerings up to an aggregate dollar amount of $100,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement also may add, update, or change information contained in this prospectus.

        We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the SEC, 450 Fifth Street, N.W. Washington, D.C. 20549, or on the Internet at http:// www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. These reports, proxy and information statements and other information may also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

        We have filed a Registration Statement on Form S-3 under the Securities Act of 1933 with the SEC with respect to the common stock being offered pursuant to this prospectus. This prospectus omits certain information contained in the Registration Statement on Form S-3, as permitted by the SEC. Refer to the Registration Statement on Form S-3, including the exhibits, for further information about Cubist and the common stock being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above.

CERTAIN INFORMATION WE ARE INCORPORATING BY REFERENCE

        We "incorporate by reference" our documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until this offering is completed. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act:

  •
  Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 (as amended by the Quarterly Report on Form 10-Q/A filed on November 10, 2004) and September 30, 2004;

  •
  Current Reports on Form 8-K filed on September 30, 2004, November 10, 2004 and November 12, 2004;

  •
  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 17, 1996, including any amendments or reports filed for the purpose of updating that description;

  •
  the description of the preferred stock purchase rights for our Series A Junior Participating Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on August 2, 1999, including any amendments or reports filed for the purpose of updating that description; and

  •
  all of our filings pursuant to the Securities Exchange Act after the date of filing of the initial registration statement and prior to the effectiveness of the registration statement.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

        Cubist Pharmaceuticals, Inc.
        65 Hayden Avenue
        Lexington, MA 02421
        Attn: Investor Relations
        (781) 860-8660
        e-mail: ir@cubist.com

Cubist Pharmaceuticals

        Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of products that address unmet medical needs in the acute care environment. To date, we have been exclusively focused on developing business and product opportunities in the antiinfective market place. Cubicin, our flagship drug, was approved on September 12, 2003, by the U.S. Food and Drug Administration, or FDA, for sale in the United States. Cubicin is approved for the treatment of complicated skin and skin structure infections (cSSSI) caused by specific Gram-positive bacteria. In June 2004, we acquired worldwide development and commercialization rights of an investigational monoclonal antibody product known as HepeX-B™, which is in the second of two phase 2 studies, for the prevention of re-infection by the Hepatitis B virus (HBV) in liver transplant patients.

        Cubicin is the first antibiotic from a new class of antiinfectives called lipopeptides. Under laboratory conditions, Cubicin exhibits rapid bactericidal activity against most clinically significant Gram-positive bacteria, including multi-drug resistant bacteria. Cubicin targets Gram-positive bacteria, such as Staphylococcus, Streptococcus and Enterococcus, which can cause a variety of serious infections, and which are a major cause of morbidity and mortality worldwide. The antimicrobial spectrum of Cubicin includes strains of Staphylococcus aureus that are both susceptible and resistant to treatment by currently available drugs.

        Our headquarters are located at 65 Hayden Avenue, Lexington, Massachusetts, 02421 and our telephone number is (781) 860-8660.

RISK FACTORS

        An investment in our common stock involves significant risks. You should carefully consider the risks, including the forward-looking statements made in this prospectus and any prospectus supplement, as well as all of the risk factors incorporated herein by reference and in any prospectus supplement, before you make an investment decision pursuant to this prospectus and any prospectus supplement. The risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2003 are incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

        This document contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, these statements can be identified by the use of forward-looking terminology such as "may," "will," "could," "should," "would," "expect," "anticipate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state trends and known uncertainties or other forward-looking information. You are cautioned that forward-looking statements are based on current expectations and are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, but not limited to, the risks and uncertainties described or discussed in the Section "Risk Factors" above. The forward-looking statements contained herein represent our judgment as of the date of this prospectus, and we cautions readers not to place undue reliance on such statements.

        Forward-looking statements include information concerning possible or assumed future results of our operations, including, but not limited to, statements regarding:

  •
  the acceptance of Cubicin by physicians, patients, third party payors and the medical community;

  •
  our expectations regarding clinical trials and development time lines for Cubicin or other product candidates;

  •
  our expectations regarding our ability to continue to manufacture Cubicin;

  •
  our ability to use our research and development and technology platforms and methods to identify potential products and candidates;

  •
  our expectations regarding selection of clinical development candidates;

  •
  our expectation regarding our ability to further identify, develop and commercialize products in the coming years;

  •
  the continuation of our collaborations with our partners and our ability to establish and maintain successful manufacturing, sales and marketing, distribution and development collaborations;

  •
  our future capital requirements and our ability to finance our operations; and

  •
  our expectations regarding general business conditions and growth in the biopharmaceutical industry and overall economy.

        Many factors could affect our actual financial results and could cause these actual results to differ materially from those in these forward-looking statements. These factors include, but are not limited to, the following:

  •
  whether we will receive, and the potential timing of, regulatory approvals or clearances to market Cubicin in other countries and for additional indications in the U.S.;

  •
  whether the FDA accepts proposed clinical trial protocols that may be achieved in a timely manner;

  •
  our ability to conduct successful clinical trials in a timely manner;

  •
  the level of acceptance of Cubicin by physicians, patients, third party payors and the medical community;

  •
  competition, particularly with respect to Cubicin;

  •
  our ability to continue to manufacture Cubicin on a commercial scale;

  •
  our dependence upon pharmaceutical and biotechnology collaborations;

  •
  our ability to finance our operations;

  •
  potential costs resulting from product liability claims;

  •
  our ability to protect our proprietary technologies;

  •
  our ability to discover or in-license drug candidates and develop and achieve commercial success for drug candidates; and

  •
  a variety of risks common to our industry, including but not limited to, ongoing regulatory review, litigation relating to intellectual property, and legislative or regulatory changes.

USE OF PROCEEDS

        We intend to use the net proceeds of this offering for general corporate and working capital purposes. Although we have not yet identified any specific uses for these proceeds, we currently anticipate using the proceeds for some or all of the following purposes:

  •
  the commercialization of Cubicin;

  •
  the funding of additional development programs;

  •
  our drug discovery programs;

  •
  payments, including potential prepayments, of debt obligations; and

  •
  working capital and general corporate purposes.

        Accordingly, we will retain broad discretion as to the allocation of the net proceeds of this offering. We intend to invest the net proceeds of this offering in interest-bearing investment grade securities pending the above uses.

        In addition, we may use a portion of the net proceeds of this offering to acquire or invest in businesses, products, services or technologies complementary to our current business, through mergers, acquisitions, in-licensing, joint ventures or otherwise.

PLAN OF DISTRIBUTION

        We may sell the shares being offered by us in this prospectus:

  •
  directly to purchasers;

  •
  through agents;

  •
  through dealers;

  •
  through underwriters; or

  •
  through a combination of any of these methods of sale.

        We and our agents and underwriters may sell the shares being offered by us in this prospectus from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        We may determine the price or other terms of the shares offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the applicable prospectus supplement.

        We may solicit directly offers to purchase shares. We may also designate agents from time to time to solicit offers to purchase shares. Any agent that we designate, who may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933, may then resell such shares to the public at varying prices to be determined by such agent at the time of resale. We may engage in at the market offerings of our common stock. An "at the market" offering is an offering of our common stock at other than a fixed price to or through a market maker. Under Rule 415(a)(4) of the Securities Act, the total value of at the market offerings made under this prospectus may not exceed 10% of the aggregate market value of our common stock held by non-affiliates. Any underwriter that we engage for an at the market offering would be named in a post-effective amendment to the registration statement containing this prospectus. Additional details of our arrangement with the underwriter, including commissions or fees paid by us and whether the underwriter is acting as principal or agent, would be described in the related prospectus supplement. If we use underwriters to sell shares, we will enter into an underwriting agreement with the underwriters at the time of the sale to them. The names of the underwriters will be set forth in the prospectus supplement which will be used by them together with this prospectus to make resales of the shares to the public. In connection with the sale of the shares offered, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the shares.

        Underwriters may also use dealers to sell shares. If this happens, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

        Any underwriting compensation paid by us to underwriters in connection with the offering of the shares offered in this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase the shares offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for shares pursuant to those contracts and the commissions payable for solicitation of the contracts.

        Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the shares originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the shares sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

        Each issuance of shares offered under this prospectus will be a new issue of our common stock, which is listed on the Nasdaq National Market. Any shares of our common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq National Market or on the exchange on which the stock offered is then listed, subject (if applicable) to official notice of issuance. Any underwriters to whom we sell shares for public offering and sale may make a market in the shares that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

        The anticipated date of delivery of the shares offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

        In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by us in compliance with all other applicable state securities laws and regulations.

        Cubist will pay all expenses of the registration of the shares.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        Bingham McCutchen LLP, Boston, Massachusetts, has passed upon the legality of the issuance of the shares on our behalf. Justin P. Morreale and Julio E. Vega, partners at Bingham McCutchen LLP, are each an Assistant Secretary of Cubist.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee and the listing fee are estimated):

SEC Registration Fee	$12,670.00
Legal Fees and Expenses	$100,000.00
Printing Expenses	$10,000.00
Accountants' Fees and Expenses	$9,500.00
Miscellaneous Costs	$5,000.00

Total	$137,170.00

        All expenses in connection with the issuance and distribution of the securities being offered shall be borne by Cubist, other than underwriting discounts and selling commissions, if any.

Item 15. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

        The Restated Certificate of Incorporation and the Amended and Restated By-Laws of Cubist, copies of which are filed herein as Exhibits 3.1 and 3.2, provide for advancement of expenses and indemnification of officers and directors of the registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

        A certain registration rights agreement provides for indemnification by Cubist of certain holders of 5 1/2% subordinated convertible notes who may be considered controlling persons against certain liabilities under the Securities Act, the Securities Exchange Act, state securities laws or otherwise, and provide for indemnification by such note holders and their directors, officers and certain control persons against certain liabilities under the Securities Act, the Securities Exchange Act, state securities laws or otherwise.

Item 16. Exhibits

Exhibits
1.1	Form of Underwriting Agreement**
3.1	Restated Certificate of Incorporation of Cubist (incorporated by reference to Exhibit 3 to Cubist's Quarterly Report on Form 10-Q filed on August 6, 2004) (File No. 000-21379).
3.2	Amended and Restated By-Laws of Cubist, as amended to date (incorporated by reference to Exhibit 3.4 to Cubist's Registration Statement on Form S-1) (Registration No. 333-6795).
4.1	Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 3.4 to Cubist's Registration Statement on Form S-1) (Registration No. 333-6795).
4.2
Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit 99.1 to Cubist's Report on Form 8-K filed on July 30, 1999) (File No. 000-21379).
4.3
First Amendment dated as of March 7, 2000 to the Rights Agreement, dated as of July 21, 1999 between Cubist and Fleet National Bank f/k/a BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit 4.2 to Cubist's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379)
5	Opinion of Bingham McCutchen LLP.*
23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5).*
23.2	Consent of PricewaterhouseCoopers LLP.*
24.1	Power of Attorney (included in signature pages hereto).

*
Previously filed.

**
To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

Item 17. Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Cubist Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 12th day of November 2004.

CUBIST PHARMACEUTICALS, INC.
By:	/s/ MICHAEL W. BONNEY Michael W. Bonney President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL W. BONNEY Michael W. Bonney	President, Chief Executive Officer, and Director (Principal Executive Officer)	November 12, 2004
/s/ DAVID W.J. MCGIRR David W.J. McGirr	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 12, 2004
* Scott M. Rocklage	Chairman of the Board of Directors	November 12, 2004
* Kenneth M. Bate	Director	November 12, 2004
* John K. Clarke	Director	November 12, 2004
* David W. Martin, Jr.	Director	November 12, 2004
* Walter R. Maupay	Director	November 12, 2004
* J. Matthew Singleton	Director	November 12, 2004
*By:	/s/ DAVID W.J. MCGIRR David W.J. McGirr, As Attorney-in-Fact

EXHIBIT INDEX

Exhibits
1.1	Form of Underwriting Agreement**
3.1	Restated Certificate of Incorporation of Cubist (incorporated by reference to Exhibit 3 to Cubist's Quarterly Report on Form 10-Q filed on August 6, 2004) (File No. 000-21379).
3.2	Amended and Restated By-Laws of Cubist, as amended to date (incorporated by reference to Exhibit 3.4 to Cubist's Registration Statement on Form S-1) (Registration No. 333-6795).
4.1	Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 3.4 to Cubist's Registration Statement on Form S-1) (Registration No. 333-6795).
4.4
Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit 99.1 to Cubist's Report on Form 8-K filed on July 30, 1999) (File No. 000-21379).
4.5
First Amendment dated as of March 7, 2000 to the Rights Agreement, dated as of July 21, 1999 between Cubist and Fleet National Bank f/k/a BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit 4.2 to Cubist's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379)
5	Opinion of Bingham McCutchen LLP.*
23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5).*
23.2	Consent of PricewaterhouseCoopers LLP.*
24.1	Power of Attorney (included in signature pages hereto).

*
Previously filed.

**
To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
CERTAIN INFORMATION WE ARE INCORPORATING BY REFERENCE
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX